EXHIBIT 99.2

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

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EQUAL ENERGY LTD.,	:
:
	:	Civil Action No.: __________
Plaintiff,	:
	:	Complaint
-against-	:
:
NAWAR ALSAADI, ADAM ARTHUR	:
GOLDSTEIN, and JOHN DOES 1-250,	:
:
Defendants.	:

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Plaintiff Equal Energy Ltd. ("Equal Energy" or the "Company"), by its undersigned counsel, alleges upon knowledge as to itself and its own acts and upon information and belief as to all other matters, as follows:

NATURE OF THE ACTION

1.                  Equal Energy brings this action for declaratory and injunctive relief against Defendants Nawar Alsaadi and Adam Goldstein based on their unlawful failure to timely and properly disclose their formation of a group of shareholders (the "Shareholder Group"), the identities and backgrounds of its members, the contracts, arrangements or understandings of its members with respect to the Company, its plans to change or influence control of the Company, and its solicitation for shareholders to replace the Company's board of directors and management, in clear contravention of the requirements imposed by Sections 13(d) and 14(a) of the Securities Exchange Act of 1934 (the "Securities Exchange Act") and the rules and regulations promulgated thereunder. As set forth below, Defendants' violations are repeated and flagrant, reflecting their indifference to the requirements of the United States securities laws.

Prompt corrective action is required so that Equal Energy's shareholders are properly informed about the Company and the Shareholder Group, particularly with regard to the Company's upcoming May 2013 annual shareholder meeting.

2.                  Sections 13(d) and 14(a) were enacted as part of the Williams Act to protect investors in U.S. securities markets by providing a level playing field for battles over corporate control. Section 13(d) requires that any person or group of persons beneficially owning more than five percent of any registered class of equity security must disclose to the issuer, the Securities and Exchange Commission ("SEC"), and the exchanges on which the stock is traded certain information, including, among other things, their identity, interest in the issuer, and plans or proposals, within 10 days of acquiring such an interest or forming such a group. Because the content and accuracy of Section 13(d) disclosures is so vital to ensuring that investors have accurate and timely knowledge, the SEC requires that amendments to 13(d) filings be made "promptly," rather than within the longer, initial ten-day time frame. Section 13(d) disclosures must be made in the form of a Schedule 13D filing with the SEC. Similarly, Section 14(a) and the rules promulgated thereunder require certain disclosures in the form of a Schedule 14A filing and prohibit any person from soliciting proxies on the basis of false and misleading information.

3.                  Absent fulsome and accurate Sections 13(d) and 14(a) disclosures, companies and their shareholders are vulnerable to changes in corporate control arising from undisclosed agreements among shareholders with a large block of shares. Such undisclosed agreements potentially enable certain shareholders to take control of a company without warning and without paying a control premium, to the distinct disadvantage of other uninformed shareholders. Moreover, shareholders fulminating for change may have undisclosed financial incentives, including those that may present conflicts of interests with other shareholders. Sections 13(d) and 14(a)'s disclosure requirements thus aim to protect shareholders who are not part of the group by requiring the group to disclose information sufficient to allow other shareholders to fairly evaluate the group's plans and motivations, when making investment and voting decisions.

4.                  Since early 2012, Defendants repeatedly have claimed that they represent a group in excess of five percent of Equal Energy's common stockholders and demanded that the Company adopt certain business strategies or else the Shareholder Group would seek to force the implementation of those strategies. For example, on October 1, 2012, a group of shareholders, including Alsaadi, purportedly owning 18.49 percent of the voting stock of Equal Energy, sent a letter to the Company threatening that the failure to follow their demanded course of action "may ultimately lead to a formal challenge to the legitimacy of the current board of directors by the authors of this letter" during Equal Energy's May 2013 annual shareholder meeting. Alsaadi and Goldstein repeatedly have made similar threats in online publications, including Alsaadi's threat that "if the board won't proceed with the options proposed by the dissident shareholders, shareholders will take control of the company and proceed with the restructuring themselves." Those claims required the filing of a Schedule 13D within 10 days. However, in blatant contravention of the U.S. securities laws, none was timely filed.

5.                  Despite the clear securities law requirements that they file and amend Schedule 13D disclosures throughout 2012, Alsaadi and Goldstein only belatedly filed a partially complete Schedule 13D on December 14, 2012. That filing is materially false and misleading in numerous respects because it fails to disclose the true nature of the Shareholder Group and the full scope of its activities. Among other things, that filing did not disclose the identity of all members of the Shareholder Group, the extent of the Shareholder Group's interest in Equal Energy, the full extent of the Shareholder Group's plans or proposals to make changes to Equal Energy's business and corporate structure, and the full extent of the Shareholder Group's contracts, arrangements, or understandings with respect to the Company's securities.

6.                  Defendants also have failed to make adequate disclosures pursuant to Section 14(a) of the Securities Exchange Act in connection with their attempts to obtain shareholder support for the election of directors and implementation of strategic and business proposals. Notwithstanding the SEC rules requiring them to file Schedule 14A disclosures with the SEC based on their solicitation efforts, Defendants have not done so. Moreover, in direct contravention of Securities Exchange Act Rule 14a-9, which prohibits the impugning of character without a proper factual foundation, on information and belief, Defendants have published several defamatory videos in connection with their solicitation efforts that do exactly that.

7.                  Defendants' failure to make the required SEC filings and disclosures and their false and misleading statements subvert Congress's purpose in enacting the Williams Act to protect investors and promote efficiency in the securities markets through transparency. Shareholders – and, by extension, the Company – will be irreparably harmed without disclosure of truthful information about the Shareholder Group's holdings in Equal Energy securities, its plans for Equal Energy, any contracts, arrangements, or understandings it has with respect to the ownership or voting of Equal Energy common stock, and its solicitation efforts.

JURISDICTION AND VENUE

8.                  This action arises under Sections 13(d) and 14(a) of the Securities Exchange Act, 15 U.S.C. §§ 78m(d) and 78n(a), and the rules and regulations promulgated thereunder.

9.                  Jurisdiction over the subject matter of this action is based upon 28 U.S.C. § 1331, and Section 27 of the Securities Exchange Act, 15 U.S.C. § 78aa.

10.              Venue in this district is proper pursuant to Section 27 of the Securities Exchange Act, 15 U.S.C. § 78aa, and 28 U.S.C. § 1391(d) because certain acts in furtherance of Defendants' violations have taken place here.

11.              Declaratory relief is appropriate pursuant to 28 U.S.C. § 2201 because an actual controversy exists regarding Defendants' compliance with Sections 13(d) and 14(a).

THE PARTIES

12.              Plaintiff Equal Energy is a value-oriented, diversified oil and gas exploration and production company based in Calgary, Alberta, Canada, with its United States operating office in Oklahoma City, Oklahoma. Equal Energy's common stock is listed and traded in both the United States on the New York Stock Exchange and Canada on the Toronto Stock Exchange under the symbol "EQU". Equal Energy was a "foreign private issuer" pursuant to Securities Exchange Act Rule 3b-4(c) until January 1, 2013, when it became subject to U.S. domestic reporting requirements. Approximately 63 percent of Equal Energy's common stock is held by United States shareholders.

13.              Defendant Nawar Alsaadi is a citizen of France, who resides in Vancouver, British Columbia, Canada. He is the sole owner of 1,650,000 common shares of Equal Energy, which amounts to approximately 4.7 percent ownership. Alsaadi has engaged in and directed many of his activities with regard to the Shareholder Group to the United States, where members of the Shareholder Group reside and do business.

14.              Defendant Adam Arthur Goldstein is a citizen of the United States, who resides in Fayetteville, New York. He is the sole owner of 105,000 shares of Equal Energy, which amounts to approximately 0.3 percent ownership. Alsaadi and Goldstein have admitted in a Schedule 13D filing that they act as a group with respect to Equal Energy.

15.              John Does 1-250 designate additional unknown and/or unnamed members of the Shareholder Group who have not been identified in any Schedule 13D or Schedule 14A disclosure.

REQUIREMENTS OF SECTION 13(d)

16.              Section 13(d)(1) of the Securities Exchange Act requires that any person acquiring beneficial ownership of more than five percent of an issuer's common stock disclose within 10 days of the acquisition certain information to the issuer, the SEC, and the exchanges on which the stock is traded. As made clear by Section 13(d)(3) of the Securities Exchange Act and the rules promulgated thereunder, when two or more persons act as a group for the purpose of acquiring, holding, voting, or disposing of securities of an issuer, that group shall be deemed a "person" for the purposes of Section 13(d)(1)'s disclosure requirements.

17.              Section 13(d)(1) requires the disclosure of, among other things, the following information:

"(A) the background, and identity, residence, and citizenship of, and the nature of such beneficial ownership by, such person and all other persons by whom or on whose behalf the purchases have been or are to be effected;

. . .

(C) if the purpose of the purchases or prospective purchases is to acquire control of the business of the issuer of the securities, any plans or proposals which such persons may have to liquidate such issuer, to sell its assets to or merge it with any other persons, or to make any other major change in its business or corporate structure;

(D) the number of shares of such security which are beneficially owned, and the number of shares concerning which there is a right to acquire, directly or indirectly, by (i) such person, and (ii) by each associate of such person, giving the background, identity, residence, and citizenship of each such associate; and

(E) information as to any contracts, arrangements, or understandings with any person with respect to any securities of the issuer, including but not limited to transfer of any of the securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or guaranties of profits, division of losses or profits, or the giving or withholding or proxies, naming the persons with whom such contracts, arrangements, or understandings have been entered into, and giving the details thereof."

Copies of certain materials must be appended as exhibits to the disclosure, and the SEC has prescribed Schedule 13D as the official form for compliance with the statute. Securities Exchange Act Rule 13d-2 requires that amendments to any Schedule 13D filing be made "promptly."

18.              Defendants acted as a group for the purpose of acquiring, holding, voting, or disposing of securities of Equal Energy such that when they collectively acquired beneficial ownership of more than five percent of Equal Energy's common stock, they were required to disclose within 10 days of the acquisition certain information to the issuer, the SEC, and the exchanges on which the stock is traded pursuant to Section 13(a). Moreover, Defendants' December 14, 2012 Schedule 13D filing violates Section 13(a) and Securities Exchange Act Rule 13d-101.

REQUIREMENTS OF SECTION 14(a)

19.              Section 14(a) of the Securities Exchange Act governs the solicitation of proxies. It requires that any person or group soliciting proxies through the mails or any instrumentalities of interstate commerce, whether by a formal proxy statement or otherwise, must file with the SEC a Schedule 14A that discloses, among other things, the number of shares of the issuer that are beneficially owned by that person or group, and information as to any contracts, arrangements, understandings, or relationships entered by that person or group with any other person with respect to those shares. A Schedule 14A must be filed at least 10 days prior to the dissemination of any formal proxy statement, or, in the case of solicitations prior to a formal proxy statement, the same day such a solicitation is sent to any security holder.

20.              The rules promulgated by the SEC under Section 14(a) define "solicitation" broadly to include any "communication to security holders under circumstances reasonably calculated to result in the procurement, withholding or revocation of a proxy." Per Securities Exchange Act Rule 14a-9, "[n]o solicitation subject to this regulation shall be made by means of any proxy statement . . . or other communication . . . which omits to state any material fact necessary in order to make the statements therein not false and misleading." Solicitations that fail to disclose the identity of the soliciting person or group and their holdings, or that "directly or indirectly impugn[] character, integrity or personal reputation, or directly or indirectly make[] charges concerning improper, illegal or immoral conduct or associations, without factual foundation" violate Section 14(a)'s disclosure requirements.

21.              Defendants have published solicitation materials to Equal Energy shareholders such that they were required to disclose certain information to the issuer, the SEC, and the exchanges on which the stock is traded on Schedule 14A. Moreover, Defendants' solicitation materials violate Securities Exchange Act Rule 14a-9.

FACTUAL ALLEGATIONS

22.              On or about February 25, 2012, Alsaadi sent the first in a series of letters to Equal Energy expressing dissatisfaction about the Company's stock price and business strategies. In that letter, Alsaadi asserted that the Company should "radically change its strategy in order to unlock shareholder value," either by divesting core assets to repay debt or through other strategic alternatives. On February 28, 2012, Alsaadi asserted that 15 shareholders, including himself, supported that view.

23.              In letters dated March 6 and 9, 2012, Alsaadi followed up on his February 2012 letters and stated that "the number of shareholders backing our initiative has exceeded the 10% benchmark" (emphasis added). The letters set forth the Shareholder Group's detailed plans and proposals for the Company regarding dividends and asset divestitures. In the March 9 letter, Alsaadi, purportedly on behalf of the Shareholder Group, requested that the Company "adopt the sensible plan we have put forward" or "undertake a formal review to evaluate alternative strategies." In the same letter, Alsaadi described the initiative, which the Shareholder Group supported, as "consist[ing] of the divestiture of the Canadian assets and the formation of a Canadian based dividend paying mutual fund trust for the remaining US assets . . .  .." Those communications make plain that the Shareholder Group should have filed a Schedule 13D within 10 days of March 6, 2012, at the latest. However, no such filing was made. Those letters identified certain New York City-based hedge funds, who, on information and belief, Alsaadi met with in New York City as members, or potential members, of the Shareholder Group that supported his demands for change at the Company. Thus, Alsaadi and his Shareholder Group have engaged in acts in furtherance of their violation of the securities laws in this district.

24.              On March 30, 2012, Alsaadi wrote to the Company on behalf of the Shareholder Group complaining that "all our efforts have been ignored" and threatening that "if no credible plan is proposed to unlock shareholder value by May 11th 2012, myself and a number of supporting shareholders will pursue a more forceful course of action" that included "[t]he initiation of a special meeting; [c]ommencement of proxy solicitation procedure; [i]nviting the relevant media coverage to our cause" (emphases added). Those are classic group efforts to change or influence control of a company, which go to the heart of Congress's purpose of requiring disclosure to alert the shareholder base of the possibility of such action. Yet, again, no Schedule 13D filing was forthcoming.

25.              On April 25, 2012, Alsaadi purportedly wrote on behalf of a group in excess of forty "private" shareholders and other unnamed "institutional" shareholders seeking "immediate action" and asking the Company to proceed with a formal strategic review. In that letter, Alsaadi warned that the Shareholder Group intended to demand the resignation of the Company's Chief Executive Officer. Two days later, on April 27, 2012, Alsaadi disclosed that he owned 1.6 million shares, constituting 4.6 percent of the outstanding stock of the Company. On information and belief, other members of the Shareholder Group held in excess of 0.4 percent of the Company's stock, and agreed to work with Alsaadi for the purpose of acquiring, holding, voting, or disposing of Equal Energy securities. Plainly, this information should have been disclosed in a Schedule 13D filing. Again, none was filed.

26.              On May 3, 2012, Alsaadi wrote an article, which he posted to a website, "www.seekingalpha.com," stating that "the ranks of the dissident shareholders continue to swell with close to 20% of shareholders expressing frustration with the path the company is pursuing." Alsaadi later recounted that "in a matter of weeks" after he began publishing articles concerning Equal Energy, "I garnished [sic] the support of 50 private shareholders representing about 10% of the outstanding shares" who "all have pledged their support to my activist efforts. This is, of course, in addition to my own stake [of] . . . just under 5% of the outstanding shares" (emphasis added). Notwithstanding his admission as to facts that should have given rise to a Schedule 13D filing, neither Alsaadi nor the Shareholder Group made such a filing.

27.              On June 19, 2012, Alsaadi wrote the Company, claiming to own 4.97 percent of Equal Energy's shares. Thus, any agreement with any other shareholder(s) owning 0.03 percent or more of the Company's shares to acquire, hold, vote, or dispose of the Company's shares would constitute a group that was required to be disclosed pursuant to Section 13(d). In that letter, Alsaadi urged "we continue to believe that a major restructuring such as the proposed US based dividend trust model; or a complete liquidation is the proper course of action" (emphasis added). Alsaadi plainly was writing on behalf of the Shareholder Group about plans for the Company and arrangements or understandings that must be disclosed in a Schedule 13D filing with the SEC, yet he failed to make the required securities law disclosures.

28.              At or about this time, Goldstein also wrote articles for seekingalpha.com concerning Equal Energy's strategic review process. On July 10, 2012, Goldstein repeated Alsaadi's prior demands and stated that "this review was forced by a group of activist shareholders that controls close to 20% of outstanding shares. These shareholders have made it clear that the status quo is unacceptable and that they expect a significant transaction to occur at the end of this process" (emphasis added). At this time, Alsaadi, Goldstein, and others plainly were acting as a group with respect to the securities of Equal Energy. Yet again, they failed to file a Schedule 13D with the SEC.

29.              On August 29, 2012, Alsaadi warned that due to the role of the activist shareholder group, "a negative outcome [of the strategic review process] will lead to certain complications which I believe that management wishes to avoid." Still, no Schedule 13D was filed.

30.              Alsaadi thereafter repeatedly confirmed that the Shareholder Group planned to initiate a proxy fight to remove Equal Energy's board of directors if the outcome of the strategic review was not satisfactory. In a September 17, 2012 article on seekingalpha.com, Alsaadi warned of "a full-fledged proxy fight should the review fail to produce a material outcome . . . ." He then published a number of even more specific threats on that website, stating:

• " . . . if the review fails to deliver the outcome shareholders desire and expect, it is a certainty that shareholders will take control of the company in order to implement the proper strategy, the proxy contest process will take few [sic] months . . . ;"

• " . . . if the results [of the strategic review] are not satisfactory, shareholders will start the process of gaining control of the company and implementing the required changes. I don't think you and the other shorts appreciate the level of commitment by the shareholders to right the wrong at Equal Energy, this is not a speculation or a gamble, this is a long term process that will be executed with or without the existing management team. We are very confident of the value of the assets . . . ;" and

• " . . . in consultation with the other dissident shareholders, we are giving the board until the end of September, before a more determined effort will take place to press them to conclude, and depending on that conclusion the next step will be decided"

(emphases added). On information and belief, Alsaadi made those threats on behalf of the Shareholder Group, which held in excess of five percent of the securities of Equal Energy. Yet again, Alsaadi failed to meet his securities law disclosure requirements, as he filed no Schedule 13D.

31.              True to Alsaadi's threat, on October 1, 2012, Alsaadi and a group of shareholders "collectively representing 18.49% of the voting shares of Equal Energy" wrote Equal Energy. The letter stated that only two potential business strategies were acceptable to the Shareholder Group: "proceed with the divestiture of the entirety of [the Company's] Canadian asset portfolio and the transfer of the core Hunton asset into an income generating structure, such as an [sic] Mutual Fund Trust or a Master Limited Partnership," or "proceed with a tender offering representing 30% of the outstanding shares at a price of $5.25 per share." The letter also warned that "[f]ailure to proceed with either alternative or a combination thereof would, in our opinion, constitute a violation of the board of director's [sic] fiduciary duty to preserve and enhance shareholder value, and may ultimately lead to a formal challenge to the legitimacy of the current board of directors by the authors of this letter" during Equal Energy's May 2013 annual meeting (emphasis added).

32.              On November 27, 2012, Equal Energy management concluded their strategic review and announced the Company's planned course of action. Dissatisfied with the conclusion of the review, Alsaadi and Goldstein, referring to themselves as the "Shareholders Group," issued a "Shareholders Group Statement" on November 29, 2012, demanding that the Company adopt their own 5-point plan, including "[t]he introduction of shareholder representatives on the board of directors," a "material[] increas[e] in the amount of the announced annual dividend," and a significant stock buyback through a Dutch auction tender offer. The press release threatened further action "on our part" should Equal Energy fail to follow the Shareholder Group's demands (emphasis added). Again, in contravention of the U.S. securities laws, no Schedule 13D was filed with the SEC.

33.              On December 3, 2012, Alsaadi and Goldstein launched the website "www.saveequalenergy.com," which detailed their demands. The website states that "[s]ince February 2012 a group of dissident shareholders led by Nawar Alsaadi (4.71% holder) has lead [sic] an activist campaign to unlock value" (emphasis added). It also makes clear that the dissident Shareholder Group "is led by [Alsaadi] and [Goldstein], who collectively control 5% of the outstanding shares" and that "[t]he dissident group . . . currently enjoys the support of approximately 30% of the shareholder base . . . ." This disclosure, on its face, required the filing of a complete and accurate Schedule 13D with the SEC within 10 days. Yet, none was filed within that time frame.

34.              Alsaadi and Goldstein's website contains a link to a private message board for Equal Energy shareholders. While the identity of those members is kept secret from the public, as of January 23, 2013, it had 229 members. On information and belief, certain of those members are also members of the Shareholder Group.

DEFENDANTS' DECEMBER 14, 2012 SCHEDULE 13D IS FALSE AND MISLEADING

35.              Despite the clear record of group activity commencing no later than March 2012, neither Alsaadi nor Goldstein filed a Schedule 13D with the SEC until December 14, 2012 (the "Alsaadi/Goldstein Schedule 13D"). While that filing identifies Alsaadi and Goldstein as Reporting Persons with a combined beneficial ownership of five percent of the Company, it does not disclose the identity of any other member of the Shareholder Group that Alsaadi and Goldstein have been purporting to represent, the Shareholder Group's plans to hold and vote securities of Equal Energy in order to force the implementation of its business strategies, or the agreements and understandings among the Shareholder Group to accomplish their purposes.

36.              The Alsaadi/Goldstein Schedule 13D is materially false and misleading because, among other reasons, it fails to disclose the identity of all members of the Shareholders Group or complete information concerning Defendants' plans for Equal Energy.

37.              The only group members listed in Item 2 of the Alsaadi/Goldstein Schedule 13D are Alsaadi and Goldstein. This statement is false and misleading because it omits mention of the other shareholders with whom Defendants purportedly have been acting in concert.

38.              Item 4 of the Alsaadi/Goldstein Schedule 13D misrepresents the purpose of the Shareholder Group and falsely states that Alsaadi and Goldstein "have no plans or proposals which relate to or would result in any of the matters listed in Items 4(a) to 4(j) of Schedule 13D . . . ." The instructions for Item 4 require the disclosure of, among other things, the full extent of any plans or proposals concerning "[a]n extraordinary corporate transaction," "a sale or transfer of a material amount of assets of the issuer," and "[a]ny other material change in the issuer's business or corporate structure." The disclosure under this section is false and misleading because, as set forth above, Defendants have enumerated specific, material plans and proposals, which include, among other things, major asset sales and a potential sale of the company to a strategic buyer.

Yet, those proposed actions, among others, are not disclosed in the Alsaadi/Goldstein Schedule 13D. The Alsaadi/Goldstein Schedule 13D also fails to disclose the full extent of any of the Shareholder Group's other plans or proposals with respect to the Company.

39.              Item 5 of the Alsaadi/Goldstein Schedule 13D is false and misleading because it misrepresents the Shareholder Group's interest in securities of Equal Energy by only disclosing the interests of Alsaadi and Goldstein, omitting the interests held by other shareholders who are members of the Shareholder Group.

40.              Item 6 of the Alsaadi/Goldstein Schedule 13D is false and misleading because it misrepresents the contracts, arrangements, understandings, and/or relationships with respect to the Shareholder Group. It misleadingly lists only a "verbal understanding" between Alsaadi and Goldstein "regarding the acquisition and voting" of Equal Energy shares and fails to disclose the agreements, arrangements, or understandings with the other shareholders on whose behalf Alsaadi repeatedly has claimed to have acted.

41.              Even after filing the Alsaadi/Goldstein Schedule 13D, Alsaadi has continued to publicize threats by the Shareholder Group to implement plans that have not been adequately disclosed in any Schedule 13D filing, and Defendants have failed to file amendments to the Alsaadi/Goldstein Schedule 13D, as required.

DEFENDANTS HAVE FAILED TO FILE ANY SCHEDULE 14A DISCLOSURES

42.              Commencing on January 1, 2013, when Equal Energy was no longer registered as a "foreign private issuer" pursuant to Securities Exchange Act Rule 3b-4(c), Section 14(a)'s disclosure requirements apply to any solicitations with respect to the Company's securities. Since that time, Defendants have continued their campaign to attempt to force certain changes to Equal Energy's corporate structure and business strategy and replace directors or management at the Company's May 2013 annual shareholder meeting through, at a minimum, communications soliciting support for their proposals in preparation for a formal proxy solicitation campaign. Those communications must be disclosed in a Section 14A filing no later than the same day upon which they are made pursuant to Securities Exchange Act Rules 14a-6(o) and 14a-12, yet Defendants have failed to make any such filing.

43.              On January 14, 2013, Alsaadi published an article on the Seeking Alpha website entitled "Equal Energy: Broken Management and Broken Board." That article is a manifesto as to his "Reasons to Take Action" to replace the Company's management and the board, but fails to comply with Section 14(a). After outlining his business case for replacing management and the board, Alsaadi plainly solicited for shareholder support. As he put it: "The Board's lack of action leaves shareholders no choice but to take their activism to the next level in order to preserve and protect the value of their investment in Equal Energy. For those interested in learning more about Equal's shareholders activism please visit www.savequalenergy.com." In doing so, Alsaadi plainly was making good on his prior threats regarding the "[c]ommencement of [a] proxy solicitation procedure," and engaging in "a full-fledged proxy fight," as he had warned in his March 30, 2012 letter and September 17, 2012 article, respectively.

44.              Alsaadi's published responses to "comments" to his January 14, 2013 article further make clear that Defendants were engaged in proxy solicitation without having made the requisite Schedule 14A filing with the SEC. When one shareholder commented on the article by pledging support for Alsaadi's call to replace the Company's board members, Alsaadi replied "we are looking into alternative ways to nominate, and are currently working with our legal counsel on such alternatives, however due to regulatory restrictions I can't expand further without the proper filing of a dissident proxy circular" (emphasis added). Similarly, Alsaadi stated in another comment that any Equal Energy shareholders "who are interested in participating in/organizing a dissident circular and who are supportive of our 5 Point Plan" should contact him, but added a disclaimer in an attempt to evade Section 14(a)'s disclosure requirements.

45.              Notwithstanding Alsaadi's purported awareness of Section 14(a)'s disclosure requirements, his January 14, 2013 article was plainly a shareholder solicitation within the meaning of Section 14(a). Though the article does not contain an express request for proxies, it is clearly part of a continuous plan launched by Defendants in early 2012 and intended to end in a solicitation of proxies. Thus, Defendants were required to disclose, among other things, the identities of the soliciting individuals and the amount of their holdings, and file the article with the SEC the same day it was published. That article also required an amendment to the Alsaadi/Goldstein Schedule 13D filing but, yet again, none was made.

46.              Alsaadi and Goldstein also have repeatedly made false and misleading statements in their solicitations that directly impugn the character, integrity, and reputation of the Company's management and directors without factual foundation, in blatant violation of Securities Exchange Act Rule 14a-9. On information and belief, on January 13, 2013, Defendants published several defamatory videos on their website, www.saveequalenergy.com, and on YouTube which seek to inflame shareholders against the Company's management and its board of directors by smearing their reputation through improper efforts at character assassination.

47.              On information and belief, Defendants have sent other solicitations subsequent to January 1, 2013 to Equal Energy shareholders, including through mail, email, or other electronic communications, without filing those solicitations with the SEC as required under Section 14(a). In addition to their failures to properly disclose those solicitations to the investing public, any materially false or misleading statements therein constitute additional violations of Section 14(a).

COUNT I

(Violations of Section 13(d) of the Securities Exchange Act)

48.              Equal Energy repeats the allegations of preceding paragraphs 1-47 as if fully set forth herein.

49.              Defendants were acting as a "group" as defined by Section 13(d)(3) of the Securities Exchange Act and the rules promulgated thereunder "for the purpose of acquiring, holding, voting, or disposing of securities of an issuer" prior to 10 days before December 14, 2012. Defendants violated Section 13(d) of the Securities Exchange Act by failing to file with the SEC a Schedule 13D within 10 days after the Shareholder Group had accumulated more than five percent of Equal Energy's common stock. Defendants also violated Section 13(d) by failing to promptly update their Schedule 13D filing in compliance with Section 13(d).

50.              The Alsaadi/Goldstein Schedule 13D is false and misleading because it (a) does not disclose the identity of all members of the Shareholder Group, (b) reports the wrong date for the formation of the Shareholder Group, (c) does not fully disclose required information concerning contracts, arrangements, understandings, or relationships between defendants and other persons relating to the shares of Equal Energy common stock, and (d) does not fully disclose required information concerning the Shareholder Group's plans, proposals, and agreements with respect to Equal Energy securities.

51.              The information that Defendants have continually failed to accurately disclose is material to Equal Energy shareholders and to the investing public.

52.              Equal Energy's shareholders and the investing public will be irreparably harmed in the absence of the declaratory and equitable relief as prayed for herein due to Defendants' repeated failure to make full and accurate disclosures.

COUNT II

(Violations of Section 14(a) of the Securities Exchange Act)

53.              Equal Energy repeats the allegations of preceding paragraphs 1-52 as if fully set forth herein.

54.              Defendants violated Section 14(a) and the rules and regulations promulgated thereunder by failing to file any Schedule 14A disclosure with the SEC and by otherwise failing to comply with Section
14(a)'s disclosure requirements.

55.              Defendants violated Section 14(a) and the rules and regulations promulgated thereunder by making solicitations that contain materially false or misleading statements or omissions under Securities Exchange Act Rule 14a-9. Those solicitations must state among other things, the identities and holdings of any person or group soliciting proxies, as well as any information as to any contracts, arrangements, understandings, or relationships between Defendants and any other person with respect to Equal Energy shares.

56.              Defendants violated Section 14(a) and the rules and regulations promulgated thereunder by making false or misleading statements in solicitation materials that directly or indirectly impugn the character, integrity or personal reputation of Equal Energy's board and management and directly or indirectly making charges concerning improper, illegal or immoral conduct or associations, without factual foundation.

57.              The information that Defendants have continually failed to accurately and timely disclose is material to Equal Energy shareholders and to the investing public.

58.                  Equal Energy's shareholders and the investing public will be irreparably harmed in the absence of the declaratory and equitable relief as prayed for herein due to Defendants' repeated failure to make full and accurate disclosures.

PRAYER FOR RELIEF

WHEREFORE, Equal Energy prays for relief in the form of an Order:

A.   Declaring the identity and ownership interest of each member of the Shareholder Group;

B.   Declaring that Defendants failed to file with the SEC timely, complete, and accurate disclosures in violation of Sections 13(d) and 14(a) of the Securities Exchange Act;

C.   Directing that Defendants file with the SEC truthful and accurate Schedule 13D and Schedule 14A disclosures, in compliance with the applicable rules and regulations, forthwith;

D.   Enjoining Defendants from voting any proxies received prior to such time as the Court ascertains that Defendants have filed accurate, complete, and compliant Schedule 13D and Schedule 14A disclosures with the SEC;

E.   Enjoining Defendants from further violations of the Securities Exchange Act with respect to the securities of Equal Energy;

F.   Granting leave to Equal Energy to conduct expedited discovery with respect to claims alleged herein; and

G.   Granting such other and further relief as the Court may deem just and proper.

Dated: New York, New York January 24, 2013
Schulte Roth & Zabel LLP

By:
Michael E. Swartz Jason Mitchell 919 Third Avenue New York, NY 10022 Telephone: 212.756.2000

Attorneys for Plaintiff